UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 6, 2015

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 GSK Drive, Moon Township, Pennsylvania	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2015, the Company entered into that certain Consent Letter (the “Consent Letter”) by and among the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent (“PNC”) in order to extend the Expiration Date (as defined in that certain Credit Agreement by and among the Company, as Borrower, the Guarantors party thereto, the Lenders party thereto and PNC dated as of November 6, 2013, as amended by that certain (i) Letter Agreement, dated as of February 10, 2014; (ii) Second Amendment and Consent, dated as of November 6, 2014; and (iii) Third Amendment, dated as of August 7, 2015 (as may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement")).

The Consent Letter extends the Expiration Date of the Credit Agreement to November 6, 2020.

The summary of the material terms and conditions of the Consent Letter in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such document, the same being attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits.  The following exhibit is being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description
10.1	Consent Letter by and among Calgon Carbon Corporation, the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as Administrative Agent dated November 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: November 12, 2015	/s/ Stevan R. Schott
_____________________________________________________
(Signature)
Stevan R. Schott
Senior Vice President and Chief Financial Officer